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                                                                       EXHIBIT 5

                    Akin, Gump, Strauss, Hauer & FELD, L.L.P.
                         300 Convent Street, Suite 1500
                            San Antonio, Texas 78205
                                 (210) 281-7000

                                  June 14, 2002

Clear Channel Communications, Inc.
200 East Basse Road
San Antonio, Texas  78209

Gentlemen:

         We have acted as counsel to Clear Channel Communications, Inc. (the "Company") in connection with the preparation for filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to 14,066,804 shares of the Company's Common Stock, par value $.10 per share (the "Common Stock"), 14,000,000 shares of which are issuable upon exercise of options or other stock incentive grants to be granted under the Clear Channel Communications, Inc. 1998 Stock Incentive Plan (the "Incentive Plan") and 66,804 shares of which are issuable pursuant to the Clear Channel Sharesave Scheme (the "Saving Plan," and together with the Incentive Plan, collectively the "Plans").

         We express no opinion as to the laws of any jurisdiction other than any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions ("Laws") of the Laws of the United States and the Laws of the State of Texas. This firm is a registered limited liability partnership organized under the laws of the State of Texas.

         We have examined such corporate records, documents, instruments and certificates of the Company and have received such representations from the officers and directors of the Company and have reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents, instruments, records and certificates submitted to us as originals.

         We have further assumed that:

         (i) all applicable state and foreign securities laws will have been complied with, as of any exercise date with respect to the Plans;

         (ii) the shares of Common Stock issuable upon exercise of the options or other incentive grants granted under the Incentive Plan or otherwise issued pursuant to the Savings Plan will be validly authorized and available for issuance (as of the date hereof, there are a sufficient number of shares of Common Stock authorized, unissued and reserved to cover the issuance of the maximum number of shares of Common Stock currently provided for under the Plans);

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Akin, Gump, Strauss, Hauer & FELD, L.L.P.
Clear Channel Communications, Inc.
June 14, 2002
Page 2
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         (iii)  the options or other incentive grants granted under the Plan will be exercised in accordance with the terms of the Plan and any other applicable documents;

         (iv) the Common Stock issuable pursuant to the Savings Plan will be issued in accordance with the terms of the Savings Plan and all other applicable documents;

         (v) the options or other incentive grants granted under the Incentive Plan will be evidenced by appropriate certificates properly executed and delivered;

         (vi) on the date of exercise, the options or other incentive grants granted under the Incentive Plan (and all documents related thereto) will be duly executed, as applicable, authorized, issued and delivered; will constitute the valid and binding obligations of the Company enforceable in accordance with their respective terms; and will be entitled to the benefits provided by the Plan; and

         (vii) on the date of issuance, the Common Stock issued pursuant to the Savings Plan (and all documents related thereto) will be duly executed, as applicable, authorized, issued and delivered; and will constitute the valid and binding obligations of the Company enforceable in accordance with their respective terms.

         Based upon the foregoing, we are of the opinion that the shares of Common Stock issuable upon exercise of options or other stock incentive grants to be granted under the Incentive Plan or otherwise issued pursuant to the Savings Plan will, if, as, and when such shares are distributed in the manner contemplated by such Plans, be validly issued, fully paid and non-assessable shares of Common Stock of the Company.

         This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. We assume herein no obligation, and hereby disclaim any obligation, to make any inquiry after the date hereof or to advise you of any future changes in the foregoing or of any fact or circumstances that may hereafter come to our attention.

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

                                 Very truly yours,



                                 /s/ AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.